EXECUTION VERSION

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	5

1.1	Intention of the Parties	5

1.2	Definitions	5

2.	WHAT J.P. MORGAN IS REQUIRED TO DO	8

2.1	Set Up Accounts	8

2.2	Cash Account	6

2.3	Segregation of Assets; Nominee Name	9

2.4	Settlement of Trades	10

2.5	Contractual Settlement Date Accounting	10

2.6	Actual Settlement Date Accounting	11

2.7	Income Collection (AutoCredit®)	11

2.8	Miscellaneous Administrative Duties	12

2.9	Corporate Actions	13

2.10	Class Action Litigation	13

2.11	Proxies	13

2.12	Statements of Account	14

2.13	Access to J.P. Morgan’s Records	14

2.14	Maintenance of Financial Assets at Subcustodian Locations	15

2.15	Tax Relief Services	15

2.16	Foreign Exchange Transactions	15

2.17	Asset Related Notifications	16

2.18	Restricted Markets	16

3.	INSTRUCTIONS	14

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	16

3.2	Verification and Security Procedures	16

3.3	Instructions; Contrary to Law/Market Practice	17

3.4	Cut-Off Times	17

3.5	Electronic Access	17

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	17

4.1	Fees and Expenses	17

4.2	Overdrafts	18

4.3	J.P. Morgan’s Right Over Securities; Set-off	18

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	19

5.1	Appointment of Subcustodians; Use of Securities Depositories	19

5.2	Liability for Subcustodians	20

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER	21

6.1	Representations of Customer and J.P. Morgan	21

6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	21

6.3	Special Settlement Services	22

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER	22

7.1	Standard of Care; Liability	22

7.2	Force Majeure	23

7.3	J.P. Morgan May Consult With Counsel	23

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	24

7.5	Assets Held Outside J.P. Morgan’s Control	24

7.6	Ancillary Services	24

8.	TAXATION	24

8.1	Tax Obligations	24

8.2	Tax Relief Services	25

9.	TERMINATION	26

9.1	Term and Termination.	26

9.2	Other Grounds for Termination.	26

9.3	[Omitted.]	26

9.4	Exit Procedure	26

9.5	Appointment of Successor Custodian	27

10.	MISCELLANEOUS	28

10.1	Notices	28

10.2	Successors and Assigns	28

10.3	Interpretation	28

10.4	Entire Agreement	28

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch	28

10.6	Insurance	29

10.7	Security Holding Disclosure	29

10.8	USA PATRIOT Act Disclosure	29

10.9	Governing Law and Jurisdiction; Dispute Resolution	29

10.10	Severability; Waiver; and Survival	30

10.11	Confidentiality	30

10.12	Counterparts	32

10.13	No Third Party Beneficiaries	32

SCHEDULE 1		32
SCHEDULE 2		33
SCHEDULE 3		34
SCHEDULE 4		36
SCHEDULE 5		36
APPENDIX A		37
SCHEDULE 6		39
Exhibit 1		41
SCHEDULE 7		42

GLOBAL CUSTODY AGREEMENT

This AGREEMENT, dated September 8, 2010, is between JPMORGAN CHASE BANK, N. A. ("J.P. Morgan" or “Bank”), with a place of business at 1 Chase Manhattan Plaza, New York, NY 10005; and each of EAGLE MUTUAL FUNDS listed on Schedule 1 hereto, as such Schedule may be amended from time to time (severally, "Customer").

1.           INTENTION OF THE PARTIES; DEFINITIONS

1.1           Intention of the Parties

(a)
This Agreement sets out the terms on which J.P. Morgan will be providing certain Services, defined in Section 1.2 (below), to Customer.  J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features.  Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

1.2           Definitions

(a)	As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, is controlled by, or is under common control with, J.P. Morgan or Customer.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any statute, whether national, state, or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, and any other rule, regulation or interpretation of any governmental entity, any applicable common law and any decree, injunction, judgement, order, ruling or write of any governmental entity.

"Authorized Person" means any person who has been designated by written notice from Customer in the form of Schedules 3 or 4 as the case may be (or by written notice in the form of Appendix A from any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer under this Agreement.  Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes any information, regardless of the form it is communicated or maintained in, relating to or disclosed during the term of the business discussions, which is, or should reasonably be understood to be, confidential or proprietary to the disclosing party, including without limitation, names and expertise of employees, technical processes, formulas, ideas, strategies, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data, and any other proprietary data and information transmitted to the receiving party.  The Confidential Information shall remain the property of the disclosing party.

The term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Declaration” means the declaration of trust of Customer, as amended from time to time.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the holder of the Security, but does not include rights with respect to class action litigation or proxy solicitations.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement.  “Financial Asset” does not include cash.

"Instructions" means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.  Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, Customer shall deliver to J.P. Morgan, duly certified by any of Customer’s Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, a certificate setting forth the names, titles, and signatures of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of Customer. Such certificate may be accepted and relied upon by J.P. Morgan as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by J.P. Morgan of a similar certificate to the contrary.

“J.P. Morgan Indemnitees” means J.P. Morgan, its Subcustodians and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in which it is issued or dealt in as a medium for investment and any other property, as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any clearing system, registered securities depository, dematerialized book entry system or any other system as may be agreed by the parties from time to time for the central handling of Financial Assets.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in the Service Level Document~~ation~~ in effect from time to time between the parties with respect to the Services set forth in this Agreement, or as otherwise agreed in writing by the parties.  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Services” means custodial, settlement and other associated services to be provided by J.P. Morgan to Customer as mutually agreed by the parties.  The Services are described in the “Service Level Document” which provides descriptions and measures of timeframes, deadlines and service levels.  The Service Level Document is not incorporated by reference to this Agreement since the descriptions and measures described within it may be changed from time to time without amending this Agreement.  The parties may, however, refer to the Service Level Document as a measure of whether or not J.P. Morgan satisfied its obligation of reasonable care, prudence and diligence in performing its duties and obligations under the Agreement.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 2) and includes any Affiliated Subcustodian.

(b)           All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.           WHAT J.P. MORGAN IS REQUIRED TO DO

2.1           Set Up Accounts

(a)           J.P. Morgan will establish and maintain the following accounts ("Accounts"):

(i)
one or more Securities Accounts in the name of Customer for Financial Assets, which may be received on or behalf of J.P. Morgan or its Subcustodian on behalf of the account of Customer, including as an Entitlement Holder; and

(ii)	one or more accounts in the name of Customer ("Cash Account") for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement;

(c)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of Customer's constitutional documents as currently in force;

(ii)
evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by Customer (for example by a certified copy of a resolution of Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 5);

(iii)	J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 4; and

(iv)	in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

2.2	Cash Account

(a)
Any amount standing to the credit of the Cash Account is debt due from J.P. Morgan to Customer as banker.  Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan or at J.P. Morgan’s London Branch. Any cash so deposited with J.P. Morgan’s London Branch will be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)
Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify Customer promptly of any such reversal.

2.3           Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)
To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository, settlement system or dematerialized book entry or similar systems; and

(iii)	to register in the name of Customer, J.P. Morgan, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

(d)
J.P. Morgan is authorized, when directed to do so by Customer, to hold Financial Assets (which exclude cash) at third parties and to register Financial Assets in broker “street name” or in the name of other third parties (or their nominees).  Notwithstanding Section 7.1, J.P. Morgan shall have no liability for any loss of Financial Assets or other damages resulting from holding or registering Financial Assets as so directed by Customer.  Customer authorizes J.P. Morgan or its Subcustodian to hold Financial Assets in omnibus accounts and treat them as fungible within the meaning of Section 17(f) of the Investment Company Act of 1940 (and the regulations thereunder as amended) and to accept delivery of Financial Assets of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian.

2.4           Settlement of Trades

When J.P. Morgan receives an Instruction directing settlement of a transaction in Financial Assets that includes all information required by J.P. Morgan, J.P. Morgan will use reasonable care to effect such settlement as instructed.   Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs.  In the event Customer wishes to conduct settlement in a manner not consistent with prevailing standards of the market, Customer shall consult with J.P. Morgan and J.P. Morgan may agree to the requested settlement conditions.  Any risk in connection with such settlement practice shall be borne solely by Customer, provided J.P. Morgan is not negligent in its action or omission with respect to the settlement.  Without limiting the generality of the foregoing, Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such authorized action taken by J.P. Morgan  alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by Customer.  In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure.  If Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5           Contractual Settlement Date Accounting

(a)
J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction where not already delivered.

(ii)
Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting.  J.P. Morgan may, on its own initiative add markets to or remove markets from this list upon reasonable notice to Customer.  J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)
J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time.  Customer will be responsible for any costs or liabilities resulting from such reversal.  Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to Customer pursuant to this sub-section.

2.6           Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7           Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Customer of such information.

(b)
Unless Customer is notified otherwise, J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service.  Upon request, J.P. Morgan shall provide Customer with a list of AutoCredit eligible markets.  J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Customer that is reasonable in the circumstances.  J.P. Morgan may reverse AutoCredit credits upon oral or written notification to Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

(c)
In markets where J.P. Morgan does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

(d)
J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8           Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)
present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title for Financial Assets held in the Securities Account for definitive documents of title.

(b)
In the event that, as a result of holding Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.  J.P. Morgan will promptly notify Customer of any action taken pursuant to this sub-section.

(c)
If some, but not all, of an outstanding class of Financial Asset is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

(d)
Upon receipt of Instructions from Customer, deliver to a bank or broker-dealer designated by Customer’s shareholder the specified Securities to satisfy redemption of Shares by such shareholder via an in-kind distribution.

(e)
Provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in order to provide the services contemplated by this Agreement.

2.9           Corporate Actions

(a)
J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market.  J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions.  J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)
J.P. Morgan will act in accordance with Customer’s Instructions in relation to such Corporate Actions.  If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10        Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time.  J.P. Morgan will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and J.P. Morgan.

2.11        Proxies

(a)
J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer’s Instructions in relation to such meetings ("the Proxy Voting Service").

(b)
The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request.  Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action; (iii) the Financial Assets being held at Customer’s request in a name not subject to the control of J.P. Morgan or its Subcustodian;	;

(iv)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(v)	local market regulations or practices, or restrictions by the issuer (including share blocking); and

(vi)
J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer by means of the Notification.

2.12        Statements of Account

(a)
J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.  Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Customer or would have been sent, as the case may be.

(b)
Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes.  J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on-line that is updated or corrected no later than the close of business on the business day after the transaction was posted.

2.13        Access to J.P. Morgan's Records

(a)
J.P. Morgan shall keep records relating to its activities and obligations under this Agreement in the form and manner, and for such period, as it may deem advisable, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to its activities and obligations performed by J.P. Morgan hereunder will be preserved, maintained, and made available in accordance with such laws applicable to Customer, including without limitation, Section 31 of the 1940 Act and will be promptly provide a copy of the records (or a summary or compilation of records as J.P. Morgan and Customer reasonably, and in good faith, deem satisfactory) to Customer or its designee on and in accordance with its request.  J.P.

Morgan acknowledges and agrees that the underlying records maintained by J.P. Morgan are the property of Customer, however, the manner in which the records are preserved and maintained by J.P. Morgan does not create a separate property right for Customer in J.P. Morgan’s documents, systems, or mechanisms (as described in Section 2.13(b)).

(b)
J.P. Morgan is authorized to maintain all accounts, registers, corporate books and other documents on magnetic tape or disc, or on any other mechanical or electronic system; provided that they are capable of being reproduced in legible form in accordance with Applicable Law. Where any Authorized Person or Customer’s auditor, wishes to inspect such documents maintained by J.P. Morgan, J.P. Morgan shall provide legible documents, for the discharge of Customer’s and its auditors’ legal and regulatory duties. Customer  shall be responsible for the payment of any research and copying costs associated reasonably incurred with any such request, in accordance with J.P. Morgan’s customary practices.

(c)
J.P. Morgan will allow Customer's auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs.  Subject to restrictions under the relevant local law, J.P. Morgan also directs any Subcustodian to permit Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

2.14        Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held.  J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 2 to this Agreement, as in effect from time to time.  J.P. Morgan may modify Schedule 2 to this Agreement upon notice to Customer.

2.15        Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16        Foreign Exchange Transactions

To facilitate the administration of Customer's trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.  Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available.  In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.17        Asset Related Notifications

If Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may provide Account information (specifically, information regarding the Accounts typically needed for fund investment management) by posting it on the website.

J.P. Morgan shall provide any legal notice or any notice with respect to any change in the parties’ rights and responsibilities under this Agreement in accordance with the notice provisions in Section 10.1.

2.18        Restricted Markets

J.P. Morgan reserves the right to restrict the services it provides in certain markets it determines are restricted markets from time to time.  A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 7.  J.P. Morgan may update Schedule 7 from time to time upon notice to Customer.

3.           INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)
Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it, subject to Section 3.2, below, without inquiry.  Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which J.P. Morgan is authorized to rely under the terms of the Agreement.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)
J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2	Verification and Security Procedures

(a)
J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.  In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will promptly notify Customer.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer.  If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.  J.P. Morgan will provide Customer with reasonable prior notice of any changes to the cut-off times previously communicated to Customer if such advance notice is practicable or the change is made as part of the normal review and update in the ordinary course of business.  In any event, J.P. Morgan will provide notice of such change without undue delay.

3.5	Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 6.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses

(a)
Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan's reasonable out-of-pocket or incidental expenses, including, but not limited to, reasonable legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Invoices will be payable within thirty (30) days of the date of the correct invoice.  If Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute.  Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts (except to the extent the amount is subject to a bona fide dispute) from the due date until actual payment at an annual rate equal to the sum of the overnight Fed Funds rate as in effect from time to time plus 2 percentage points.

(b)
If a Significant Business Event (as defined below) occurs, J.P. Morgan may, through Change Control, request an adjustment to the fees it charges for its services under this Agreement, to reflect the effect or impact, if any, caused by the Significant Business Event.  Customer shall not unreasonably withhold or delay its consent to any adjustment requested by J.P. Morgan.  “Significant Business Event” means any change in the size, business or structure of Customer, which will materially change the requirements for services provided hereunder, including without limitation: (i) the purchase or sale, or similar acquisition or disposition of another company (or other entity) or business by Customer; or (ii) the restructuring or re-organization of  Customer; or (iii) a merger, consolidation or other similar business combination involving Customer and an unaffiliated entity; or (iv) the commencement of a new business, or material change to the existing business (or method of carrying on that business) by Customer; or (v) a change to Applicable Law that would result in a material addition to the services or a material change in the manner in which the services are provided, or which would impose on J.P. Morgan in providing the services materially additional costs not contemplated by J.P. Morgan as of the date hereof.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time.  No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3	J.P. Morgan’s Right Over Securities; Set-off

(a)
Without prejudice to J.P. Morgan’s rights under Applicable Law, Customer grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all Indebtedness outstanding from time to time (whether actual or contingent) of Customer to J.P. Morgan or J.P. Morgan Investor Services Co.  “Indebtedness” means (i) any fees or expenses owing past their due date by Customer to J.P. Morgan under this Agreement or to J.P. Morgan Investor Services Co. under a transfer agency or fund administration agreement, except any disputed amount, as described in Section 4.1, above, or (ii) any overdrafts, advances or other credits of cash made by J.P. Morgan or J.P. Morgan Investor Services Co. for the benefit of, or on behalf of, Customer and any interest payable thereon.  For the avoidance of doubt, Indebtedness includes such overdrafts, advances or other credits of cash incurred through, or arising under, any omnibus demand deposit or clearing accounts used to process transactions for Customer and attributable to Customer, including but not limited to purchase and redemption of units or shares of Customer, whether or not the account is in the name of the Eagle

Mutual Funds, Customer, J.P. Morgan, J.P. Morgan Investor Services Co., or another entity.  J.P. Morgan shall be entitled without notice to Customer, to withhold delivery of the Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Indebtedness only to the extent of the Indebtedness.  For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.  For the avoidance of doubt, in connection with Customer’s Indebtedness, J.P. Morgan shall have no security interest in or a lien on any other Eagle Mutual Fund under this Agreement.

(b)
Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Indebtedness owing by Customer to J.P. Morgan or J.P. Morgan Investor Services Co. any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan.  For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.  For the avoidance of doubt, in connection with Customer’s Liabilities, J.P. Morgan shall have no right of set off under this Agreement against any currency held for any other Eagle Mutual Fund.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)
J.P. Morgan is authorized under this Agreement to act through and hold Customer's Financial Assets with Subcustodians.  J.P. Morgan will use reasonable care, prudence and diligence in the selection, monitoring and continued appointment of such Subcustodians.  In addition, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

(b)
Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration,  or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records as belonging to J.P. Morgan, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository.  This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c)
J.P. Morgan shall (i) provide Customer (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Securities Depositories set forth on Schedule 2 hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (ii) monitor such risks on a continuing basis, and promptly notify Customer (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.  J.P. Morgan agrees to exercise reasonable care, prudence and diligence in performing these duties.

(d)
J.P. Morgan is not responsible for the selection of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Customer incurs a loss due to the bad faith, negligence, willful misconduct, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

5.2	Liability for Subcustodians

(a)
Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by Customer that result from the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it.  In the event of any direct losses suffered or incurred by Customer caused by or resulting from the actions or omissions of any Subcustodian for which J.P. Morgan would otherwise be liable, J.P. Morgan shall promptly reimburse Customer in the amount of any such losses.  J.P. Morgan shall also be liable for direct losses that result from the insolvency of any Affiliated Subcustodian.

(b)
Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action,

which will be advance notice if practicable.  Upon request by Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and J.P. Morgan

(a)
Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, and to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Customer’s legal, valid and binding obligation, and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of or domiciled in the United States and shall notify J.P. Morgan of any changes in residency and (v) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan's obligations under this Agreement and Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(b)
J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Agreement.  In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account.  The foregoing will not affect any rights J.P. Morgan might have against Customer's principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to Customer from time to time special settlement services for transactions involving Securities, cash, foreign exchange, and other instruments or contracts.  Customer shall comply, and shall procure that its Authorized Persons shall comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability

(a)
J.P. Morgan shall exercise reasonable care, prudence and due diligence in performing its duties and obligations under this Agreement.  J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care, prudence and due diligence.

(b)
J.P. Morgan will be liable to Customer for any and all Liabilities (which, for the purpose of this sentence, shall include reasonable costs and expenses incurred by Customer in connection with any claim by Customer against J.P. Morgan arising from the obligations of J.P. Morgan hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by Customer in connection with any investigations, lawsuits or proceedings relating to such claim, provided that Customer is the prevailing party of the claim) suffered or incurred by Customer resulting from the failure of J.P. Morgan to exercise such reasonable care, prudence and diligence or resulting from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a).  Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c)
Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities (which, for the purpose of this sentence, shall include reasonable costs and expenses incurred by J.P. Morgan in connection with any claim by J.P. Morgan against Customer with respect to Services provided, including, without limitation, all reasonable attorneys’ fees and expenses incurred by J.P. Morgan in connection with any investigations, lawsuits or proceedings relating to such claim, provided that J.P. Morgan is the prevailing party of the claim) that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P.

Morgan’s performance under this Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of Customer’s Financial Assets.  Nevertheless, Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Agreement.  Except for any Liability resulting from a third party asserting a claim against J.P. Morgan, Customer shall have no liability whatsoever for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable.

(d)
J.P. Morgan will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Financial Asset other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards.  J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).  J.P. Morgan shall use its commercially reasonable efforts to address any such situation above and use commercially reasonable efforts to mitigate any losses arising as a result of the above matters.

7.3           J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer under this Agreement for any action taken or omitted pursuant to such advice.  J.P. Morgan will promptly notify Customer if it is relying on the advice of professional advisers as described herein to the extent that any action taken or omitted pursuant to such advice is inconsistent with this Agreement, and will make Customer aware of the nature of the advice provided to the extent permitted under Applicable Law.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Financial Assets or cash with any person not agreed to by J.P. Morgan.  Furthermore, J.P. Morgan will not be obliged to register or record Financial Assets in the name of any person not agreed to by J.P. Morgan.  If, however, Customer makes such a request and J.P. Morgan agrees to the request, the consequences of doing so will be at Customer’s own risk.  J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities).  Although J.P. Morgan will use reasonable care (and procure that its Subcustodians use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	TAXATION

8.1	Tax Obligations

(a)	Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

(b)
Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information.  Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting.  J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)
If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax.

(d)
Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services

(a)
Subject to the provisions of this Section, J.P. Morgan will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available.  To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)
The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)
J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered.  Other than as expressly provided in this Section 8.2 J.P. Morgan will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1           Term and Termination.

This Agreement shall be in effect for an initial term of five (5) years from the Services Commencement Date (the “Initial Term”).  The Agreement may be renewed for additional one year periods effective from the end of the Initial Term of this Agreement and subsequent anniversary dates, unless and until a valid termination notice is given by Customer or J.P. Morgan at least one hundred and twenty (120) days prior to the end of the applicable term.

9.2           Other Grounds for Termination.

(a)
In the event of the termination of the Transfer Agency and Fund Accounting Services Agreement between J.P. Morgan and Customer, J.P. Morgan may terminate this Agreement with respect to Customer or any applicable Funds in whole or in part and cease to provide the Services simultaneously with the transition of the assets of Customer or the Funds to a successor custodian.  In the event that any such termination occurs prior to the end of the Initial Term, Customer shall pay J.P. Morgan an early termination fee in an amount equal to six (6) times the average monthly Fee paid by Customer during the preceding six (6) months (an “Early Termination Fee”), unless: i) Customer’s termination of the Transfer Agency and Fund Accounting Services Agreement was for J.P. Morgan’s material breach; or ii) J.P. Morgan’s termination of the Transfer Agency and Fund Accounting Services Agreement was not due to Customer’s breach.

(b)
In the event of the termination of any custody, fund administration, fund accounting, or transfer agency services agreement between J.P. Morgan Investor Services Co. or Bank, and Eagle Asset Management, Inc., Eagle Fund Services, Inc., or Customer, then either party may terminate this Agreement in whole or in part simultaneously with the transition of Customer’s assets to a successor service provider, unless otherwise mutually agreed by the parties hereto.  In the event of termination under this Section 9.2(b), Customer shall not be obligated to pay the Early Termination Fee.

(c)
Either party may terminate this Agreement immediately upon written notice to the other party following the occurrence of any of the following (in which case Customer shall not be obligated to pay an Early Termination Fee):

(i)        the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(ii) the relevant federal or state authority withdrawing its authorization of either party; or

(iii)       the other party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within one hundred twenty (120) days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

(d)	Customer may terminate this Agreement upon a merger, reorganization, stock sale or asset sale of all or substantially all of J.P. Morgan’s fund administration business without paying an Early Termination Fee provided such merger, reorganization or sale is not with an Affiliate or subsidiary of J.P. Morgan.

(e)
J.P. Morgan may terminate this Agreement upon a merger, reorganization, stock sale or asset sale of all or substantially all of Customer’s business (in which case Customer shall not be obligated to pay an Early Termination Fee).

9.3	[Omitted.]

9.4	Exit Procedure

Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement.  If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk.   J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  Customer will reimburse J.P. Morgan promptly for any agreed to out-of-pocket expenses reasonably incurred in delivering Financial Assets upon termination.  Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.5	Appointment of Successor Custodian

If a successor custodian shall have been appointed by the Board, J.P. Morgan shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Financial Assets and Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by Customer and held by J.P. Morgan as custodian, and (ii) transfer any Financial Assets and Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of Customer at the successor custodian, provided that Customer shall have paid to J.P. Morgan all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.  In addition, J.P. Morgan shall, at the reasonable expense of Customer, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by J.P. Morgan under this Agreement in a form reasonably acceptable to Customer (if such form differs from the form in which J.P. Morgan has maintained the same, Customer shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities.

10.	MISCELLANEOUS

10.1	Notices

Notices (other than Instructions) will be served by overnight delivery by a nationally recognized courier service that provides evidence of receipt, registered mail return receipt requested, or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Customer’s consent to any Affiliate or subsidiary of J.P. Morgan.  This Agreement may be assigned only with Customer’s written consent upon a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3	Interpretation

Headings are for reference and convenience only and are not intended to affect interpretation.  References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules, Appendices and the Exhibits (and any separate agreement which J.P. Morgan and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written.  Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.  Notwithstanding the foregoing Customer or J.P. Morgan may refer to the Service Level Document (as defined in Section 1.2 above) as a measure of whether or not J.P. Morgan satisfied its obligation of reasonable care, prudence and diligence in performing its duties and obligations under the Agreement.

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation.  In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.  However, the Financial Services Compensation Scheme (the "FSCS") was created under the Financial Services and Markets Act 2000.  The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom J.P. Morgan’s London Branch provides services suffering a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, Customer may have a right to claim compensation from the FSCS.  Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000.  A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer.   J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Customer upon written request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer's identity including without limitation Customer's name, address and organizational documents (“identifying information”).  Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements.  Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.9	Governing Law and Jurisdiction; Dispute Resolution

(a)           This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.  The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

(b)           In the event a dispute shall arise between the parties, the parties agree to use good faith efforts to settle the dispute.  If the parties fail to resolve the dispute within 30 days from the start of the dispute (unless the parties agree to a longer period to resolve the matter), then the parties agree to participate in mediation prior to any litigation or other dispute resolution procedure.  The parties agree to share the costs of the mediation equally.  The mediation shall be administered by a mediation firm and at a location mutually agreed to by the parties.  The parties expressly agree that any agreement reached through mediation shall be binding.  The parties recognize that mediation proceedings are settlement negotiations, and that all offers, promises, conduct and statements, whether written or oral, made in the course of the proceedings, are inadmissible in any court or dispute resolution proceeding, to the extent allowed by applicable state law. Evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation session.  In the event the parties do reach a settlement agreement, the terms of that settlement will be admissible in any court proceedings required to enforce it, unless the parties agree otherwise.

10.10	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.11	Confidentiality

(a)           Subject to Section 10.11(b), J.P. Morgan will hold all Confidential Information in confidence and not use such records and information for any purpose other than the performance e of its responsibilities and duties hereunder.  J.P. Morgan agrees to maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity, and to prevent unauthorized access to or use of the Confidential Information.  J.P. Morgan shall use its best efforts (but in all events at least the same degree of care and controls that it uses to protect its own confidential and proprietary information of similar importance) to hold all Confidential Information in confidence and prevent the unauthorized use, disclosure, or distribution any of such Confidential Information, to its employees or any person or entity except (a) with Customer’s written consent, (b) regulation, regulatory or self regulatory authority or (c) if legally compelled to do so pursuant to a requirement or request of a governmental agency pursuant to a court or administrative deposition, interrogatory, request for documents, subpoena, civil investigative demand or other applicable law, regulation or an order from a court, regulatory agency or other legally enforceable requirement of law; provided, however, that J.P. Morgan shall:  (a) give prior written notice of such request or requirement or use in defense of a claim (prompt subsequent written notice may be provided if prior written notice is not reasonably practicable); (b) use its best efforts to obtain Customer’s consent to such disclosure; and (c) if consent is not given, agree to permit a motion to quash, or other similar procedural step, to seek protection against the production or publication of information; provided that J.P. Morgan shall not be required to act in accordance with (a), (b), or (c) above if to do so would be prohibited by statute, rule, court, or regulatory or self-regulatory agency.  In making any disclosure under such legal process or requirement of law, the parties agree to use best efforts to preserve the confidential nature of the Confidential Information and to cooperate with the other to limit the nature and scope of any required disclosure of Confidential Information.  Nothing herein shall require either party to fail to honor a subpoena, court or administrative order, or a similar requirement or request on a timely basis.

(b)	Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)
any Subcustodian, delegate, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement, provided that J.P. Morgan shall be liable to Customer if a Subcustodian or delegate (other than agents described in Section 7.6) discloses Confidential Information in a manner not permitted by this Section 10.11;

(ii)
its professional advisors, auditors or public accountants, provided they have agreed to keep Confidential Information confidential or have an internal policy to keep confidential client information confidential;

(iii)
its Affiliates that J.P. Morgan believes are reasonably required by J.P. Morgan to provide the relevant services under this Agreement, provided they have agreed to keep Confidential Information confidential or have an internal policy to keep confidential client information confidential; and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)
Immediately upon: (i) termination of this Agreement; and/or (ii) a written request by Customer at any time (which will be effective if actually received by J.P. Morgan), J.P. Morgan will return to Customer (as requested by Customer) Confidential Information; provided that J.P. Morgan shall be permitted to retain media and materials containing Confidential Information of Customer hereto for customary archival and audit purposes (including with respect to regulatory compliance) subject to the terms of this Agreement.  Customer may request and J.P. Morgan shall provide upon request an attestation certifying the return or destruction of Confidential Information in a form the parties mutually agree to.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as at the date first above-written.

THE CUSTOMER:	BANK:

EAGLE CAPITAL APPRECIATION FUND	JPMORGAN CHASE BANK, N.A.

By:_____________________________________	By:__________________________________
Name:	Name:
Title:	Title:
Date:	Date:

EAGLE GROWTH & INCOME FUND

By:_____________________________________
Name:
Title:
Date:

EAGLE SERIES TRUST, ON BEHALF OF ITSELF AND
ITS SERIES FUNDS LISTED ON SCHEDULE 1
By:_____________________________________
Name:
Title:
Date:

SCHEDULE 1

Funds

Eagle Capital Appreciation Fund
Eagle Growth & Income Fund
Eagle Series Trust and its series funds:
International Equity Fund
Large Cap Core Fund
Mid Cap Growth Fund
Mid Cap Stock Fund
Small Cap Core Value Fund
Small Cap Growth Fund
Investment Grade Bond Fund

SCHEDULE 2

List of Subcustodians and Markets Used by the J.P. Morgan

Agent and Cash Network (WSS Custody)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A. Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires
AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne
AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt
BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	National Bank of Bahrain Manama
BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka
BELGIUM	ABN AMRO Bank N.V. Rokin 55 1012KK Amsterdam THE NETHERLANDS	J.P. Morgan AG Frankfurt
BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton
BOTSWANA	Barclays Bank of Botswana Limited Barclays House, Khama Crescent Gaborone BOTSWANA	Barclays Bank of Botswana Limited Gaborone

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451-000 BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Sao Paulo
BULGARIA	ING Bank N.V. Sofia Branch 49B Bulgaria Blvd Sofia 1404 BULGARIA	ING Bank N.V. Sofia
CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto
	Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA	Royal Bank of Canada Toronto
CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE	Banco Santander Chile Santiago
CHINA - SHANGHAI
China B-Shares:

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client Relationship Team
JPMorgan Chase Bank, N.A. New York (for B-Share Market)
CHINA - SHENZHEN
China B-Shares:

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client Relationship Team
JPMorgan Chase Bank, N.A. Hong Kong (for B-Share Market)
COLOMBIA	Santander Investment Trust Colombia S.A. Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb
CYPRUS	Marfin Popular Bank Public Company Ltd. 154 Limassol Avenue P.O. Box 22032 CY-1598 Nicosia CYPRUS	J.P. Morgan AG Frankfurt
CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 110 05 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague
DENMARK	Nordea Bank Danmark A/S Helgeshoj Alle 33 Hoje Taastrup DK-2630 Taastrup DENMARK	Nordea Bank Danmark A/S Copenhagen
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo
ESTONIA	Swedbank AS Liivalaia 8 EE0001 Tallinn ESTONIA	SEB Eesti Uhispank Tallinn
FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND	J.P. Morgan AG Frankfurt
FRANCE	BNP Paribas Securities Services S.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE	J.P. Morgan AG Frankfurt
	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt
GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt
GHANA	Barclays Bank of Ghana Limited Barclays House, High Street Accra GHANA	Barclays Bank of Ghana Limited Accra
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG Frankfurt
HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 5/F, Tower 1, HSBC Centre 1 Sham Mong Road Kowloon HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong
HUNGARY	Deutsche Bank Zrt. Hold utca 27 H-1054 Budapest HUNGARY	ING Bank N.V. Budapest
*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND	Islandsbanki hf. Reykjavik
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
INDIA	The Hongkong and Shanghai Banking Corporation Limited 2nd Floor, ‘Shiv” Plot No 139-140B Western Express Highway Sahar Road Junction Vile Parle-E Worli Mumbai 400 057 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai
	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ‘B’ Wing Mindspace, Malad (West) Mumbai 400 064 INDIA	JPMorgan Chase Bank, N.A. Mumbai

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
	Standard Chartered Bank 23-25 Mahatma Ghandi Road Mumbai 400 001 INDIA	Standard Chartered Bank Mumbai
INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta
IRELAND	Bank of Ireland New Century House Mayor Street Lower International Financial Services Centre Dublin 1 IRELAND	J.P. Morgan AG Frankfurt
ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv
ITALY	BNP Paribas Securities Services S.A. Via Asperto, 5 20123 Milan ITALY	J.P. Morgan AG Frankfurt
JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho 1-chome Chuo-ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
JORDAN	HSBC Bank Middle East Limited 1st Floor 5th Circle Western Amman JORDAN	HSBC Bank Middle East Limited Western Amman
KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
KENYA	Barclays Bank of Kenya Limited c/o Barclaytrust Investment Services & Limited Mezzanine 3, Barclays Plaza, Loita Street Nairobi KENYA	Barclays Bank of Kenya Limited Nairobi
KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat
LATVIA	Swedbank AS Balasta dambis 1a Riga, LV-1048 LATVIA	Swedbank AS Riga
LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York
LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
LUXEMBOURG	BGL BNP Paribas 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur
MALTA	HSBC Bank Malta p.l.c. 233 Republic Street Valletta VLT 05 MALTA	HSBC Bank Malta p.l.c. Valletta
MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.
MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca
NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg
NETHERLANDS	BNP Paribas Securities Services S.A. Herengracht 477 1017 BS Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt
NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington
NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg
NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo
OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi
PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
*PALESTINE*	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Ramallah PALESTINE	HSBC Bank Middle East Limited Amman, Jordan (for JOD settlement) JPMorgan Chase Bank, N.A. New York (for USD settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
PERU	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Taguig City
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND	BRE Bank S.A. Warsaw
PORTUGAL	BNP Paribas Securities Services S.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7º andar 1998-028 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt
QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha
ROMANIA	ING Bank N.V. 13-15 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest
*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA (For MinFins only)	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
SAUDI ARABIA	SABB Securities Limited 3/F HSBC Building North Olaya Road, Al-Murooj Disrict Riyadh 11413 SAUDI ARABIA	SABB Securities Limited Riyadh
SERBIA	UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	UniCredit Bank Srbija a.d. Belgrade
SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea-Chinese Banking Corporation Singapore
SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	J.P. Morgan AG Frankfurt
SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt
SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg
SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo
SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm
SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich
TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, N.A. Taipei
THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok
TRINIDAD AND TOBAGO	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO	Republic Bank Limited Port of Spain
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
TURKEY	Citibank A.S. O. Faik Atakan Cad. Inkilap Mah., Yilmaz Plaza, No: 3 Umraniye, 34768 Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul
*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
UGANDA	Barclays Bank of Uganda Limited Barclays House, Plot 4 Hannington Road Kampala UGANDA	Standard Chartered Bank Ltd. Kampala
UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES – NASDAQ Dubai	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 1 Tallis Street London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London
	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM	Varies by currency

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York, NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York
URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo.
VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas
VIETNAM	HSBC Bank (Vietnam) Ltd. The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City
*WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo*	Société Générale de Banques en Côte d’Ivoire 5 et 7, Avenue J. Anoma - 01 B.P. 1355 Abidjan 01 IVORY COAST	Société Générale de Banques en Côte d’Ivoire Abidjan
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
ZAMBIA	Barclays Bank Zambia Plc Elunda Park, Plot 4644 Lusaka ZAMBIA	Barclays Bank Zambia Plc Lusaka
*ZIMBABWE*	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare

*RESTRICTED SERVICE ONLY.  PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.

SCHEDULE 3

Persons Authorized To Give Instructions
Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

Signed for and on behalf of Customer by:

Signature:

Name:

Position:

* i.e. writing, telephone or facsimile

SCHEDULE 4
Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 3, but with some additional wording.  A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*

Signature:

Name:

Title:

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

SCHEDULE 5

Form of Board Resolution

To:           JPMorgan Chase Bank, N.A.
           ........................... 20...

We hereby certify that the following is a true copy of the minutes of the Board of Directors of .........................................................................................* (the "Company") which was duly called and held on ......................................, 20....... and at which a duly qualified quorum was present throughout and entitled to vote.

1.
There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. ("J.P. Morgan") for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein.  The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been completed in Schedule 3.  Details of any Fund Managers and Advisers had been completed in Schedule 4.  The indemnities given to J.P. Morgan in the Custody Agreement were also noted.  The meeting considered the form of the Custody Agreement.

2.
IT WAS RESOLVED that the form of Custody Agreement (together with the Schedule and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that ....................................................................................................................** be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.
There was produced to the meeting a form of power of attorney ("power of attorney") to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement.  The meeting considered the form of the power of attorney and in particular the indemnities contained in it.  IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company's constitution.
........................................................................ Director

...................................................................... Secretary

*Name of Company in full

APPENDIX A
Specimen Fund Manager Mandate

TO:           JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY DIVISION

                                                             DATE: ____________________

Dear Sirs,

Re: Global Custody for          (the "Customer").

We warrant that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold J.P. Morgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

J.P. Morgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Global Custody Agreement between J.P. Morgan and Customer, or, if no such Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that J.P. Morgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of  [Name of fund manager]

Signature:

Name:

Position:

Evidence of Authority to sign this Letter is enclosed

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

* i.e. writing, telephone or facsimile

SCHEDULE 6

Electronic Access

1.
J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  J.P. Morgan reserves the right to modify this Schedule 6 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to Customer. J.P. Morgan shall endeavor to give Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to Customer if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.  In the event that J.P. Morgan terminates or suspends any Product as described herein, J.P. Morgan shall provide Customer with reasonable alternative procedures for access to any affected Data.

2.
In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan owned or sublicensed software provided for a particular Application, J.P. Morgan grants to Customer and, where applicable, its Authorized Persons on the terms of this Schedule 6 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer.  Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.
The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Schedule 6, the provisions of this Schedule 6 shall prevail.

4.
Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and Customer hereby expressly assumes such risks.  Customer shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan.  Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages.  All such software must be interoperable with J.P. Morgan’s software.  Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.
In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan.  Provided that J.P. Morgan reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence or willful misconduct.

6.
Customer shall use (and procure that its Affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements ("Viruses") and to minimize the risk of transmission of Viruses between the parties.

7.
Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time.  Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable the Bank to process the data set out therein for the purposes of providing the Products.

8.	Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 6.

9.
J.P. Morgan acknowledges and agrees that any underlying records provided by Customer and maintained by J.P. Morgan are the property of Customer, however, the manner in which the records are preserved and maintained by J.P. Morgan does not create a separate property right in J.P. Morgan’s documents, systems, or mechanisms maintained for Customer.

EXHIBIT 1

Products

JPMAccess

SCHEDULE 7

Restricted Markets

J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each.  J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Iceland
Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Icelandic Securities or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer).  In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Lithuania
Until further notice from J.P. Morgan, no deposits of Lithuanian currency will be held in the Customer’s Cash Account except for any existing balances and future proceeds of sales of Lithuanian Securities or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Lithuanian currency to Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s direction to the purchase of Lithuanian Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Lithuanian Subcustodian via a foreign exchange transaction (upon Instruction received from Customer).  In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Palestine
The Palestine Autonomous Area is not a sovereign nation and institutions can be impacted by the internal political situation.  Our subcustodian in Palestine, HSBC Bank Middle East Limited (“HSBC Palestine”), advises that the territories of the Palestinian Autonomous Area are subject to social and political unrest.  There is no well defined legal system in place, no satisfactory mechanism for resolving any disputes and an embryonic oversight control of the Palestinian institutions.  In the event of bankruptcy of the Palestine Stock Exchange who owns and operates the Central Depository and Settlement Department, there is no system of insurance in place and no mandate at the Palestine Monetary Authority to rescue a failing bank.

Clients should therefore be aware that, due to the political uncertainties and ongoing development, issues may arise in the territories in connection with any of the services which HSBC Palestine is providing under our subcustodian agreement with them.

Market	Restrictions
As a result, J.P. Morgan wishes to highlight that there could be disruption in services, and that these disruptions or limitations in service would be considered as force majeure.
Russia
Customer should refer to the current version of the applicable J.P. Morgan’s Russia briefing memo regarding the registrar company system of recording ownership of equity Securities issued by a Russian issuer (“Russian Equities”).  Registrar companies licensed in Russia to provide share registration services to an issuer of Russian Equities (“Russian Registrar Companies”) are not Securities Depositories or Subcustodians or otherwise agents of J.P. Morgan.
J.P. Morgan provides custody services with respect to Russian Equities only when held through a Russian securities depository in which the Russian Subcustodian participates or when the Russian Subcustodian has a contract with the applicable Russian Registrar Company.  Customer should refer to the current version of the applicable Russia briefing memo for information concerning these contracts and steps J.P. Morgan currently takes to monitor the performance of Russian Registrar Companies.
J.P. Morgan’s responsibility with respect to the safekeeping of Russian Equities shall be limited to the safekeeping of the relevant extracts of share registration books issued by a Russian Registrar Company in respect of the Russian Equities (“Russian Share Extracts”) and extracts issued by a Russian Securities Depository (“Russian Depository Extracts”).
Due to unclear standards in the Russian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Russian Equities.  For clients settling through Russian Registrar Companies, proxy services are available where a contract is in place with the applicable Russian Registrar Company.

West African Economic and Monetary Union (“WAEMU”)
Local currency will be held in a separate cash account maintained by the Customer with J.P. Morgan’s Subcustodian.
If J.P. Morgan’s current WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled at Dépositaire Central/Banque de Règlement S.A. (DC/BR).  Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe
Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s direction to the purchase or sale of Zimbabwe Securities will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwe Subcustodian via a capital remittance transaction (upon Instruction received from Customer).  In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.  If J.P. Morgan’s current Zimbabwe Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Securities that are issued by companies listed on the Zimbabwean Stock Exchange.  Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.